UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

HAWAIIAN HOLDINGS INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Guest FAQ

On December 3, 2023, Hawaiian Airlines announced an agreement to combine with Alaska Airlines to create an even stronger airline, while continuing to operate under the Hawaiian brand. Below are responses to guests’ frequently asked questions related to the announcement and what it means for them.

1. What did Hawaiian Airlines announce?

•	Hawaiian Airlines announced that we have reached an agreement to combine with Alaska Airlines to create an even stronger airline, while continuing to operate under the Hawaiian brand.

•	As two airlines rooted in the 49th and 50th states, both of which are uniquely reliant upon air travel, Alaska and Hawaiian Airlines share a great deal in common.

•	Together, we can build on our respective 90+ year legacies, do more for Hawai‘i travelers and for our employees, and create a stronger platform on which to compete and sustain for the future.

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As we move forward on this journey, we share a commitment to preserve and uphold Hawaiian Airlines’ unique place in the business and culture of Hawai‘i, to provide critical passenger and cargo service, to remain a major employer of local people, and to share Hawai‘i’s culture and values around the world.

2. What are the benefits of the proposed combination for guests?

•	For our customers, bringing together these two airlines will enhance your travel experience with:

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More choice and increased international connectivity across both airlines’ networks, with service to 138 destinations including non-stop service to 29 top international destinations and combined access to over 1,200 destinations through the oneworld Alliance.

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The presentation and expansion of high-quality, best-in-class product offerings with price points to make air travel accessible to a wide range of consumers across a range of cabin classes, including greater choice between Alaska Airlines’ high-value, low-fare options and Hawaiian Airlines’ international and long-haul product on par with network carriers.

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The benefits of the industry’s highest-value customer loyalty program for the combined airline, including the ability to earn and redeem miles on 29 global partners and receive elite benefits on the full complement of oneworld Alliance airlines, expanded global lounge access, and benefits of the combined program’s co-brand credit card.

•	Continued investment in environmental sustainability and the well-being of the communities we serve.

Guest FAQ

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Both names and brands will remain. The expanded airlines will maintain both industry-leading Alaska Airlines and Hawaiian Airlines brands while integrating into a single operating platform and loyalty program, enabling the remarkable service and hospitality of each to be enjoyed by passengers into the future with continued excellence in operational reliability, trust and guest satisfaction for which both companies have been consistently recognized.

3. Will there be any impact to my travel reservations?

•	No. Guests will not see any changes to their existing travel reservations.

•	Know that you can continue to confidently book future travel with Hawaiian Airlines and your existing miles will be honored.

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Both before and after the combination is complete, you can continue to book, track and manage flights – including earning and redeeming frequent flyer benefits and HawaiianMiles – through our app and online at www.hawaiianairlines.com.

4. What does this mean for HawaiianMiles?

•	Both before and after the combination is official, your existing miles will be honored.

•	After closing, the two airlines’ loyalty programs will integrate into a shared loyalty program.

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Hawaiian Airlines’ existing customers will enjoy the benefits of the industry’s highest-value customer loyalty program, earning and redeeming miles and receiving elite benefits on the full complement of oneworld Alliance airlines, global lounge access, and companion passes with the Alaska Airlines brand credit card.

•	You can continue to earn and redeem frequent flyer benefits and HawaiianMiles on our app and online at www.hawaiianairlines.com.

5. Will anything change for guests immediately?

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No. Both before and after the combination is complete, you can continue to book, track and manage flights – including earning and redeeming frequent flyer benefits and HawaiianMiles – through our app and online at www.hawaiianairlines.com.

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It’s business as usual and we look forward to sharing reliable, hospitable service across our network – between the U.S. Mainland and Hawai‘i, within the Islands and to international destinations – now and into the future.

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Importantly, even after the transaction closes, we will continue to operate under the Hawaiian Airlines brand with local regional headquarters in Honolulu, and we will maintain our commitment to sharing the spirit of our islands.

6. What does this mean for Hawaiian Airlines’ employees?

•	This will be a long process, and there are no changes at this time. The companies will continue to operate as two separate entities until the deal is closed.

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The expanded company will maintain and grow union-represented jobs in Hawai‘i, including preserving pilot, flight attendant and maintenance bases in Honolulu and airport operations and cargo throughout the state.

•	There will be opportunities for non-union employees to continue with the combined company.

Guest FAQ

•	In addition, the combined company will maintain a strong operations presence with local leadership and a local regional headquarters to support the larger network.

7. Will you still keep flying to my city? Are you planning to stop flying to any destinations?

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Together and through the oneworld Alliance, the expanded company’s networks will provide passengers combined access to over 1,200 destinations, including non-stop service to 29 top international destinations in the Americas, Asia, Australia and the South Pacific.

•	Alaska Airlines is also committed to high-quality interisland service that guests traveling between the islands have counted on.

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Alaska Airlines understands Hawaiian Airlines’ responsibility to Hawai’i residents – Alaska also currently provides essential air service to 19 communities in the state of Alaska, only three of which are accessible by roads.

8. What will be the combined company be named?

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Both names and brands will remain. The expanded airlines will maintain both industry-leading Alaska and Hawaiian Airlines brands while integrating into a single operating platform and loyalty program, enabling the remarkable service and hospitality of each to be enjoyed by passengers into the future with continued excellence in operational reliability, trust and guest satisfaction for which both companies have been consistently recognized.

•	While there is a lot to be excited about, this announcement is just the first step.

•	Until the transaction closes, Hawaiian and Alaska Airlines will continue to operate as independent airlines, and it is business as usual.

9. Where will the combined company be located?

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After the transaction closes, we will continue to operate under the Hawaiian Airlines brand with a regional headquarters in Hawai‘i, and we will maintain our commitment to sharing the spirit of our islands.

•	The combined company will be headquartered in Seattle, Washington, where Alaska Airlines is based.

•	That said, we expect to combine and expand the two airlines’ commitments, working with local communities and government to help enable a vibrant future for Hawai‘i.

•	This includes continued promotion of responsible and regenerative tourism in the Hawaiian Islands and investing in the preservation of vibrant Hawaiian language and culture.

10. What are the next steps? What can I expect going forward?

•	This will be a long process, and there are no changes at this time. The companies will continue to operate as two separate entities until the deal is closed.

•	There are approvals that are required to complete this combination, which we expect to occur in the next 12-18 months.

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Know that you can continue to confidently book future travel with Hawaiian Airlines and your existing miles will be honored. Both before and after the combination is complete, you can continue to book, track and manage flights – including earning and redeeming frequent flyer benefits and HawaiianMiles – through our app and online at www.hawaiianairlines.com.

Guest FAQ

11. Where can I learn more?

•	Additional information and resources about the transaction are available at www.localcareglobalreach.com.

•	We are committed to keeping you informed throughout the process.

Forward-Looking Statements

This communication contains forward-looking statements subject to the safe harbor protection provided by the federal securities laws, including statements relating to the expected timing of the closing of the pending acquisition (the “Transaction”) of Hawaiian Holdings Inc. (“Hawaiian Holdings”) by Alaska Air Group, Inc. (“Alaska Air Group”); considerations taken into account by Alaska Air Group’s and Hawaiian Holdings’ Boards of Directors in approving the Transaction; and expectations for Alaska Air Group and Hawaiian Holdings following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include: the possibility that Hawaiian Holdings shareholders may not approve the adoption of the merger agreement; the risk that a condition to closing of the Transaction may not be satisfied (or waived); the ability of each party to consummate the Transaction; that either party may terminate the merger agreement or that the closing of the Transaction might be delayed or not occur at all; possible disruption related to the Transaction to Alaska Air Group’s or Hawaiian Holding’s current plans or operations, including through the loss of customers and employees; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Transaction; a failure to (or delay in) receiving the required regulatory clearances for the Transaction; uncertainties regarding Alaska Air Group’s ability to successfully integrate the operations of Hawaiian Holdings and Alaska Air Group and the time and cost to do so; the outcome of any legal proceedings that could be instituted against Hawaiian Holdings, Alaska Air Group or others relating to the Transaction; Alaska Air Group’s ability to realize anticipated cost savings, synergies or growth from the Transaction in the timeframe expected or at all; legislative, regulatory and economic developments affecting the business of Alaska Air Group and Hawaiian Holdings; general economic conditions including those associated with pandemic recovery; the possibility and severity of catastrophic events, including but not limited to, pandemics, natural disasters, acts of terrorism or outbreak of war or hostilities; and other risks and uncertainties detailed in periodic reports that Alaska Air Group and Hawaiian Holdings file with the Securities and Exchange Commission (“SEC”). All forward-looking statements in this communication are based on information available to Alaska Air Group and Hawaiian Holdings as of the date of this communication. Alaska Air Group and Hawaiian Holdings each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.

Guest FAQ

Additional Information and Where to Find It

Hawaiian Holdings, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Transaction. Hawaiian Holdings plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction.

Daniel W. Akins, Wendy A. Beck, Earl E. Fry, Lawrence S. Hershfield, C. Jayne Hrdlicka, Peter R. Ingram, Michael E. McNamara, Crystal K. Rose, Mark D. Schneider, Craig E. Vosburg, Duane E. Woerth and Richard N. Zwern, all of whom are members of Hawaiian Holdings’ board of directors, and Shannon L. Okinaka, Hawaiian Holdings’ chief financial officer, are participants in Hawaiian Holdings’ solicitation. None of such participants owns in excess of one percent of Hawaiian Holdings’ common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Please refer to the information relating to the foregoing (other than for Messrs. Akins and Woerth) under the caption “Security Ownership of Certain Beneficial Owners and Management” in Hawaiian Holdings’ definitive proxy statement for its 2023 annual meeting of stockholders (the “2023 Proxy Statement”), which was filed with the SEC on April 5, 2023 and is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/1172222/000117222223000022/ha-20230405.htm#i2d8a68908cc64c37bbeca80e509abb72_31. Since the filing of the 2023 Proxy Statement, (a) each director (other than Mr. Ingram) received a grant of 13,990 restricted stock units that will vest upon the earlier of (i) the day prior to Hawaiian Holdings’ 2024 annual meeting of stockholders or (ii) a change in control of Hawaiian Holdings; (b) Mr. Ingram received a grant of 163,755 restricted stock units; and (c) Ms. Okinaka received a grant of 57,314 restricted stock units. In the Transaction, equity awards held by Mr. Ingram and Ms. Okinaka will be treated in accordance with their respective severance and change in control agreements. As of December 1, 2023, Mr. Ingram beneficially owns 340,964 shares and Ms. Okinaka beneficially owns 86,903 shares. The 2023 proxy statement, under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control,” contains certain illustrative information on the payments that may be owed to Mr. Ingram and Ms. Okinaka in a change of control of Hawaiian Holdings. As of December 1, 2023, (a) Mr. Woerth beneficially owns 37,389 shares and (b) Mr. Akins beneficially owns no shares. Mr. Akins received a grant of 13,990 restricted stock units that will vest upon the earlier of (a) the day prior to Hawaiian Holdings’ 2024 annual meeting of stockholders or (b) a change of control.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Hawaiian Holdings will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HAWAIIAN HOLDINGS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian Holdings with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Hawaiian Holdings’ definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian Holdings with the SEC in connection with the Transaction will also be available, free of charge, at Hawaiian Holdings’ investor relations website (https://newsroom.hawaiianairlines.com/investor-relations), or by writing to Hawaiian Holdings, Inc., Attention: Investor Relations, P.O. Box 30008, Honolulu, HI 96820.